UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2012

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2012, General Employment Enterprises, Inc., an Illinois corporation (the “Company”), received a letter from the NYSE Amex LLC (the “Exchange”) stating that based upon its review of publicly available information including the Company’s Form 8-K filed on December 21, 2011, the Company had resolved the continued listing deficiencies with respect to Sections 1003(a)(i) and (ii) of the Exchange’s Company Guide.

Item 5.01  Change in Control of Registrant.

On January 3, 2012, each of Trinity HR Services, LLC, a Delaware limited  liability company (“Trinity Services”), Trinity HR, LLC, a Kentucky limited liability company (“Trinity HR”), Brandon Simmons, Jeff Moody and J. Sherman Henderson III (collectively, the “Trinity Group”) filed Schedule 13Ds (the “Schedule 13D Filings”) with the Securities and Exchange Commission disclosing that each of Messrs. Simmons, Moody and Henderson, as co-managers of Trinity Services and Trinity HR, may be deemed to beneficially own, in the aggregate, 12,825,281 shares of the Company’s common stock, no par value (the “Common Stock”), or approximately 59.1% of the issued and outstanding Common Stock based on the number of shares outstanding as of September 30, 2011, reported by the Company in its Annual Report on Form 10-K for the period ended September 30, 2011, filed on December 29, 2011, constituting a change of control for the Company.

According to the Schedule 13D Filings, Gregory L. Skaggs, the sole member of PSQ, LLC, a Kentucky limited liability company (“PSQ”), which owned 9,325,281 shares of Common Stock, or approximately 43% of the issued and outstanding Common Stock (the “PSQ Shares”), had sold his entire membership interest in PSQ to Trinity Services, effective as of December 12, 2011, which Trinity Services distributed to itself on December 13, 2011.  The PSQ Shares were purchased by Trinity Services for $500,000, payable in monthly installments through seller financing from Mr. Skaggs and approximately $45,000 of short term borrowings from Derby Capital, LLC, an affiliate of Messrs. Henderson and Moody.  Trinity Services has pledged the PSQ Shares to Mr. Skaggs as collateral for payment of the balance of the purchase price.

The Schedule 13D Filings also disclosed that Trinity HR had acquired 3,500,000 shares of Common Stock (the “RFFG Shares” and, together with the PSQ Shares, the “Shares”) or approximately 16.1% of the issued and outstanding Common Stock, from RFFG, LLC, a wholly owned subsidiary of Trinity HR (“RFFG”) on December 21, 2011 as a distribution from RFFG.  Trinity HR acquired RFFG from WTS Acquisition LLC on September 8, 2011.  RFFG previously obtained beneficial ownership of the RFFG Shares in early September 2011 as a prospective purchase price payment from the Company to RFFG in connection with the sale by RFFG to the Company of a portion of its business on December 30, 2010.  A description of this sale is set forth in the Form 8-K filed with the Securities and Exchange Commission by the Company on January 5, 2010 and is incorporated by reference herein.

According to the Schedule 13D Filings, the Trinity Group has no current plans to become involved in the Company’s affairs, although Trinity Services has disclosed that it anticipates selling a majority interest in itself to a party or parties who would be expected to take a significantly more active role in attempting to increase shareholder value.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf  by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: January 4, 2012	By: /s/ Salvatore J. Zizza
Salvatore J. Zizza
Chief Executive Officer

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